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                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant X
                       ---
Filed by a Party other than the Registrant X
                                          ---
Check the appropriate box:

___ Preliminary Proxy Statement ___ Confidential, for Use of the Commission Only
                                    (as permitted by Rule 14a-6(e)(2))
___ Definitive Proxy Statement
 X  Definitive Additional Materials
___ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            AMBANC HOLDING CO., INC.
                (Name of Registrant as Specified in its Charter)

                AMBANC HOLDING CO., INC. AND AFSALA BANCORP. INC.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 X  No fee required.
__  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

___ Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:

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                           [AMBANC HOLDING CO. LETTERHEAD]

                                                                 August 14, 1998




Dear Fellow Stockholder:

         As you know, a special meeting of stockholders of Ambanc Holding Co., Inc. ("Ambanc") will be held at 10:00 a.m., local time, on September 1, 1998 at the Best Western hotel, located at 10 Market Street, Amsterdam, New York. The purpose of this meeting is to vote on the adoption of the Reorganization and Merger Agreement with AFSALA Bancorp, Inc. ("AFSALA").

         We have recently resolved our ongoing litigation with Seymour Holtzman, a stockholder of both Ambanc and AFSALA, and are enclosing the press release announcing the terms of the agreement. We are very pleased to have settled this matter in an agreeable way for all parties concerned.

         THE BOARD BELIEVES THE MERGER WITH AFSALA IS IN THE BEST INTERESTS OF AMBANC AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT
YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

         If you have not done so already, please complete, sign and date your proxy card and return it in the postage-paid envelope provided to you. If you wish to revoke a proxy previously given, you may do so by (i) delivering to Ambanc at or before the Special Meeting a written notice of revocation bearing a later date than the previously returned proxy card, (ii) delivering to Ambanc at or before the Special Meeting a later dated proxy card relating to the same shares of Ambanc common stock or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy). Additional proxy cards will be provided upon request by contacting Robert Kelly, Secretary, Ambanc Holding Co., Inc., 11 Division Street, Amsterdam, New York 12010, telephone number (518) 842-7200.

         On behalf of the Board of Directors and management of Ambanc, I thank you for your continued support. We hope to see you at the Special Meeting.

                                                     Very truly yours,

                                                     /S/ Paul W. Baker

                                                     Paul W. Baker
                                                     Chairman of the Board

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                             [AFSALA LETTERHEAD]


                                                                 August 14, 1998

Dear Fellow Stockholder:

         As you know, a special meeting of stockholders of AFSALA Bancorp, Inc. ("AFSALA") will be held at 2:00 p.m., local time, on September 3, 1998 at the Best Western hotel, located at 10 Market Street, Amsterdam, New York. The purpose of this meeting is to vote on the adoption of the Reorganization and Merger Agreement with Ambanc Holding Co., Inc. ("Ambanc") dated April 23, 1998.

         On August 11, 1998, AFSALA and Ambanc entered into a Settlement and Standstill Agreement (the "Standstill Agreement") with a group of individuals and entities affiliated with Mr. Seymour Holtzman (the "Group"). Both companies issued a press release that day announcing the execution of the Standstill
Agreement. Under the Standstill Agreement, the Group has, among other things, agreed to support and vote for AFSALA's pending merger with Ambanc and withdraw its lawsuits against Ambanc, in return for which AFSALA and Ambanc will reimburse the Group for a portion of their expenses incurred in connection with its litigation against Ambanc and the Group's opposition to the proposed merger.

         For further details, reference is made to the press release which is enclosed herewith.

         THE BOARD BELIEVES THE MERGER WITH AMBANC IS IN THE BEST INTERESTS OF AFSALA AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR" ADOPTION OF THE MERGER AGREEMENT.

         If you have not done so already, please complete, sign and date your proxy card and return it in the postage-paid envelope provided to you. If you wish to revoke a proxy previously given, you may do so by (i) delivering to AFSALA at or before the Special Meeting a written notice of revocation bearing a later date than the previously returned proxy card, (ii) delivering to AFSALA at or before the Special Meeting a later dated proxy card relating to the same shares of AFSALA common stock or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy). Additional proxy cards will be provided upon request by contacting Sandra Hammond, Secretary, AFSALA Bancorp, Inc., 161 Church Street, Amsterdam, New York 12010, telephone number (518) 842-5700.

         On behalf of the Board of Directors and management of AFSALA, I thank you for your continued support.

                                      Sincerely,

                                      /s/ John M. Lisicki

                                      John M. Lisicki
                                      Chairman of the Board, President and
                                      Chief Executive Officer


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For further information, contact:                          FOR IMMEDIATE RELEASE
AMBANC: Bud Barnett, President (518) 842-7200                    August 11, 1998
AFSALA:   John Lisicki, President (518) 842-5700

                 AMBANC AND AFSALA ANNOUNCE SETTLEMENT WITH HOLTZMAN

         Amsterdam, New York. Ambanc Holding Co., Inc. (Nasdaq AHCI) and AFSALA Bancorp, Inc. (Nasdaq AFED) announced today that they have reached an agreement with Seymour Holtzman, a stockholder of both companies, regarding the pending merger of the two companies.

         Mr. Holtzman has agreed to drop all litigation against Ambanc, refrain from any future litigation against both companies until at least January 1, 2000, fully support and vote for the pending merger of Ambanc and AFSALA and vote for Ambanc's nominees for director and avoid becoming involved with any other hostile action at the annual meeting of Ambanc stockholders to be held in 1999.

         In return, Ambanc has agreed to retain Sandler, O'Neill & Partners, L.P., its regular investment banker, to seek ways to maximize shareholder value following completion of the merger, including the possible merger of the combined companies with a third party. If Ambanc has not entered into a merger or acquisition agreement with a third party acquiror on or before April 1, 1999, or a merger or acquisition is not consummated, Ambanc has agreed to appoint to the Ambanc board two persons from a list of at least four persons selected by Mr. Holtzman. Finally, Ambanc and AFSALA have agreed to reimburse Mr. Holtzman $80,000 for a portion of his expenses incurred in the litigation with Ambanc and his actions with respect to the merger.

         Lauren T. Barnett, acting President of Ambanc, stated: "We are very pleased to have this expensive litigation behind us and to be working with Mr. Holtzman in a cooperative fashion for the benefit of all the stockholders. We believe that working together, and with the anticipated benefits of AFSALA becoming part of our company and bringing with it superb management talent in John Lisicki, we can maximize the value of our shareholders' investment."

         John M. Lisicki, President of AFSALA, stated: "With this action today we can focus on achieving the synergies and cost savings that make our pending merger with Ambanc so attractive. Our focus will be on achieving the best possible results for the shareholders of the combined institutions and we look forward to working with Mr. Holtzman in a very constructive and positive way."

         The special meetings of the shareholders of Ambanc and AFSALA will be held on September 1 and September 3, respectively. Closing is expected to occur early in the fourth quarter.